UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 7, 2012

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Watsco, Inc., a Florida corporation (the “Company”, “we”, “us” or “our”) is filing this Current Report on Form 8-K solely for the purpose of updating the description of the Company’s Common stock, par value $0.50 per share (“Common Stock”), and Class B common stock, par value $0.50 per share (“Class B common stock”), which description is incorporated by reference in certain of the Company’s registration statements filed with the Securities and Exchange Commission. The material terms and provisions of the Common Stock and Class B common stock are as set forth below.

Authorized Shares

As of the date of this Current Report on Form 8-K, under our Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), we have the authority to issue:

•	60,000,000 shares of Common stock;

•	10,000,000 shares of Class B common stock; and

•	10,000,000 shares of preferred stock, par value $0.50 per share, which are issuable in series on terms determined by our Board of Directors (the “Board”), of which none are currently designated.

Rights of Our Common Stock

Preemptive Rights

The holders of our Common stock do not have preemptive rights to purchase or subscribe for any stock or other securities of ours.

Voting Rights

Each outstanding share of our Common stock is entitled to one vote per share.

Dividends

Holders of our Common stock are entitled to receive dividends or other distributions when and if declared by our Board. The right of our Board to declare dividends, however, is subject to any rights of the holders of other classes of our capital stock and the availability of sufficient funds under Florida law to pay dividends. In addition, our ability to pay dividends depends on certain restrictions in our debt agreement.

Liquidation Rights

In the event of the liquidation of the Company, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of our Common stock are entitled to receive any of our assets available for distribution to our shareholders ratably in proportion to the number of shares held by them.

Listing

We list our Common stock on the NYSE and the Professional Segment of NYSE Euronext in Paris under the symbol “WSO.”

Rights of Our Class B Common Stock

Our Class B common stock is substantially identical to our Common stock except: (i) Common stock is entitled to one vote on all matters submitted to a vote of our shareholders, and each share of Class B common stock is entitled to ten votes; (ii) shareholders of Common stock are entitled to elect 25% of our Board (rounded up to the nearest whole number), and Class B shareholders are entitled to elect the balance of the Board; (iii) cash dividends may be paid on Common stock without paying a cash dividend on Class B common stock, and no cash dividend may be paid on Class B common stock unless at least an equal cash dividend is paid on Common stock; and (iv) Class B common stock is convertible at any time into Common stock on a one-for-one basis at the option of the shareholder.

We list our Class B common stock on the NYSE MKT under the symbol “WSOB.”

Rights of Our Preferred Stock

We are authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Accordingly, the Board is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common stock and Class B common stock and, in certain instances, could adversely affect the market price of this stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or making removal of management more difficult.

Material Provisions of our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Amended and Restated Bylaws contain provisions that could discourage, delay or prevent a tender offer or takeover attempt at a price which many shareholders may find attractive. The existence of these provisions could limit the price that investors might otherwise pay in the future for shares of our Common stock and Class B common stock.

Blank Check Preferred Stock

As noted above, our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult.

Election of Directors

Our Articles of Incorporation provide for the filling of vacancies occurring on the Board by certain votes of the remaining directors. These provisions may discourage a third party from voting to remove incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by that removal with its own nominees.

Classified Board

Our Articles of Incorporation provide that our Board shall be divided into three classes serving staggered terms. Approximately one-third of the Board is elected each year. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding capital stock entitled to vote from obtaining control of our Board until the second annual shareholders’ meeting following the date the acquiring party obtains such a controlling interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company and could increase the likelihood that incumbent directors will retain their positions.

Transfer Agent and Registrar

The transfer agent and registrar for our Common stock and Class B common stock is American Stock Transfer & Trust Company.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act (the “Florida Act”), a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•

the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: December 7, 2012	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer